UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement

On December 14, 2017, Jaguar Health, Inc. (the “Company”) announced its entry into a collaboration agreement (the “Agreement”) with Seed Mena Businessmen Services LLC (“SEED”) for Equilevia™, the Company’s non-prescription, personalized, premium product for total gut health in equine athletes. Based in Dubai in the United Arab Emirates (“UAE”), SEED is affiliated with Seed Group, a diversified group of companies under the umbrella of The Private Office of Sheikh Saeed Al Maktoum establishing strategic partnerships with multinational companies from around the globe in an aim to leverage Seed Group’s network to support potential business expansion in the MENA region.

According to the terms of the Agreement, the Company will pay SEED 15% of total revenue generated from any clients or partners introduced to the Company by SEED (in the form of fees, commissions, payments or revenue received by the Company or its business associates or partners), and the agreed-upon revenue percentage increases to 20% after the first million dollars of revenue (collectively, the “Revenue Sharing Payments”).  In return, SEED will provide the Company access to its existing UAE network and contacts and assist the Company with any legal or financial requirements.

The Agreement became effective on December 13, 2017 and will continue indefinitely until terminated by either party pursuant to the terms of the Agreement.  The Agreement may be terminated by either party upon 90 days’ prior written notice to the other party.  The Agreement may also be terminated by either party (i) for the other party’s material breach of the Agreement, (ii) to the extent that any representation or warranty given by the other party is found to be untrue, or (iii) upon the bankruptcy, insolvency or dissolution of the other party.  Upon termination for any reason, the Company remains obligated to make Revenue Sharing Payments to SEED until the end of 2018.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

On December 14, 2017, the Company issued a press release announcing the Agreement. The Company is furnishing a copy of the press release, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: December 14, 2017	By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer